UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 28, 2007

Date of Report (Date of earliest event reported)

Wentworth Energy, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma

(State or other jurisdiction)

0-32593

(Commission File Number)

73-1599600

(IRS Employer Identification No.)

112 E. Oak Street, Suite 200, Palestine, Texas, 75801

(Address of principal executive offices)

(903) 723-0395

Registrant’s telephone number, including area code

Item 8.01  Other Events

Wentworth Energy, Inc. (the “Company”) previously reported that it entered into an agreement on August 31, 2007 with the lead noteholder and collateral agent of its senior secured convertible notes whereby the lead noteholder agreed to forebear from foreclosing on any of the Company’s properties until at least October 2, 2007.  The Company and the lead noteholder also agreed to use their reasonable best efforts to negotiate and execute definitive agreements by September 30, 2007 incorporating the terms of the August 31, 2007 agreement.  The Company’s Current Report on Form 8-K filed on September 4, 2007 provides details regarding the material terms to be included in the definitive agreements.

Although the Company and the lead noteholder have made significant progress, it appears that the parties may be unable to finalize and execute definitive agreements by September 30, 2007.  Accordingly, the Company and the lead noteholder agreed on September 28, 2007 to extend to October 9, 2007 the date by which the parties are to execute the definitive agreements, and the lead noteholder, in its capacity as collateral agent, agreed, among other things, to extend the forbearance period to October 11, 2007.  The forbearance period will expire on October 11, 2007 unless definitive agreements are executed or a further extension is agreed upon by that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2007

WENTWORTH ENERGY, INC.

/s/ John Punzo

John Punzo, CEO